UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2004

(Date of earliest event reported)

BIO-TRACKING SECURITY SYSTEMS INC.

(Exact name of registrant as specified in its charter)

FLORIDA	000-29915	65-0786722
State of incorporation	Commission File Number	IRS Employer Identification Number

1000 De La Gauchetiere West, Suite 2400, Montreal, Qc, H3B 4W5

(Address of principal executive offices)

Tel: (514) 448-2226

(Issuer’s telephone number)

CHINA XIN NETWORK MEDIA CORPORATION

1111 Brickell Avenue, 11th Floor, Miami, Florida 33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Franco La Posta audited the Company’s balance sheets as of June 30, 2004 and 2003 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. Such financial statements accompanied the Company’s Form 10-KSB for the year ended June 30, 2004 and 2003 and were filed with the Securities and Exchange Commission. The report of June 30, 2004 and 2003 on such financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The contract with Franco La Posta lapsed and the Company declined to renew the engagement for reasons outlined below. On December 20, 2004, Franco La Posta was released as the independent certified public accountant. The Board of Directors recommended the change in the Company’s independent certified public accountants.

Spear, Safer, Harmon & Co. was originally appointed as the Company’s auditor in December, 1995. Apart from a brief period in which no audited statements were filed, Spear, Safer, Harmon & Co. remained the Company’s auditor until the Company’s contract with Spear, Safer, Harmon & Co. lapsed in March, 2004 and the Company declined to renew the engagement for reasons outlined below. Since the original engagement of Spear, Safer, Harmon & Co., there have been no disagreements with Spear, Safer, Harmon & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Franco La Posta was appointed by the Company on approximately November 1, 2002 to audit the Company’s financial statements for the fiscal year ended June 30, 2003. During our two most recent fiscal years and the subsequent interim period preceding his appointment as independent accountant, neither the Company nor anyone on its behalf consulted Franco La Posta regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has the Company’s provided to the Company a written report or oral advice regarding such principles or audit opinion. The Auditors Reports on the financial statements for the Company since the fiscal year ended June 30, 2003 did not contain any adverse opinion or a disclaimer of opinion. The Company’s management has changed since its last audit and it was determined that, while there was no concern regarding the quality of the audits performed by Franco La Posta, a new independent certified public accountant would be in the best interests of the shareholders of the Company.

On December 20, 2004, the Company engaged Jewett Schwartz & Associates to act as the Company’s independent certified public accountant. Jewett Schwartz & Associates Certified Public Accountants were appointed by the Company to audit the Company’s financial statements for the fiscal year ended June 30, 2005. During our two most recent fiscal years and the subsequent interim period preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Jewett Schwartz & Associates regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has the Company’s provided to the Company a written report or oral advice regarding such principles or audit opinion.

The Company has provided Franco La Posta with a copy of the disclosure provided under this caption of this Report, and advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Franco La Posta response is will be filed in an amended Form 8-K as Exhibit 16.1 Item 304(a)(3) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TRACKING SECURITY SYSTEMS INC.

DATE: December 20, 2004	/s/ Jean-Francois Amyot
Jean-Francois Amyot
Chairman of the Board of Directors